Exhibit 99.1

Carter Validus Mission Critical REIT Acquires

$31,000,000 Baylor Medical Center

(Tampa, FL) (August 31, 2012) Carter Validus Mission Critical REIT, Inc. announced today that it acquired Baylor Medical Center, a fully licensed, acute-care hospital in Dallas, Texas for $31,000,000.

The recently built property opened for operations in January 2011 and measures approximately 62,000 square feet. This new facility features twenty four in-patient beds, six operating suites, a four-room emergency department, and an imaging suite equipped with digital X-ray, CT scanner, and MRI. John Carter, CEO of Carter Validus Mission Critical REIT, says, “We consider the tenants of this facility, Baylor Health Care System and United Surgical Partners International, to be two of the most respected names in the healthcare arena and we are excited to add this property to our portfolio of mission critical real estate assets.”

Carter Validus Mission Critical REIT, Inc., is a real estate investment trust that invests in mission critical real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. Carter Validus Mission Critical REIT, Inc. focuses its acquisitions of mission critical assets in the data center and healthcare sectors.

Media Contact:

John Carter

CEO – Carter Validus Mission Critical REIT, Inc.

813-387-1700

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The company undertakes no obligation to update any forward-looking statement contained herein to confirm the statement to actual results or changes in the company’s expectations.